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                                   EXHIBIT 11



                 BOSTON SCIENTIFIC CORPORATION AND SUBSIDIARIES

                                Computation of Earnings Per Share
                     (In thousands, except share and per share information)
                                           (Unaudited)


                                                                         Three Months Ended
                                                                              March 31,
                                                                        1996             1995
                                                                    -----------      -----------
Primary:
                Weighted average shares outstanding                 177,052,342      173,912,993

                Net effect of dilutive stock options - based
                    on the treasurystock method using average
                    market price
                                                                    -----------      -----------
                Total                                               177,052,342      173,912,993
                                                                    ===========      ===========

                Net loss                                                  ($991)        ($64,062)
                                                                    ===========      ===========

                Per share amount                                         ($0.01)          ($0.37)
                                                                    ===========      ===========


Fully Diluted:
                Weighted average shares outstanding                 177,052,342      173,912,993

                Net effect of dilutive stock options - based on
                    the treasury stock method using quarter
                    end market price, if higher than average
                    market price
                                                                    -----------      -----------
                Total                                               177,052,342      173,912,993
                                                                    ===========      ===========

                Net loss                                                  ($991)        ($64,062)
                                                                    ===========      ===========

                Per share amount                                         ($0.01)          ($0.37)
                                                                    ===========      ===========
